Exhibit 99.3

GloTech Appoints Additional Directors and Opens New Regional Sales Office

Monday June 16, 8:32 am ET

New Members Add Financial and Sales Experience to Board of Directors

LOUISVILLE, Ky., and GAINESVILLE, Fla., June 16 /PRNewswire-FirstCall/ -- GloTech Industries, Inc. (OTC Bulletin Board: GTHI - News) www.glowbike.com , today announced the addition of two new directors and the opening of a regional sales office in Louisville, KY.
"George Harman, who will serve as Chairman of the Board of Directors, and Paul Wright will contribute significant financial and sales experience to our Board," stated Heinz Fraunhoffer, President and Chief Executive Officer of GloTech Industries, Inc. "In addition to serving on the Board, these new directors will assist the Company with various sales and marketing initiatives, working out of our new office in Louisville, KY."

"Louisville is a growing and vibrant community that can provide significant sales opportunities for our proprietary products," continued Fraunhoffer. "As our products continue to gain regional and national exposure, we anticipate that Louisville will be the first of several key market areas in which we can establish a sales presence."

New Directors:

George Harman, Chairman, is the former Chairman of the Board of Directors of FullCircle Registry, Inc., a technology-based company that provides secure digital document storage and retrieval services and the former CEO/Director of Coordinated Financial Services, Inc., a full service financial planning firm. Mr. Harman brings over eighteen years of financial, sales and business experience to the Company. He began his sales career in 1981 with Northwestern Mutual Life and later earned distinction as the most productive sales representative in the United States for Guardian and Provident Mutual. He has developed a number of real estate projects and owned various successful businesses.

Paul W. Wright, Director. Mr. Wright is Chairman of the Board of Directors of Kentucky Venture Capital Associates, Inc. Mr. Wright brings to the Company over eighteen years' experience in the financial services industry. For the past ten years, he has been President of Wright & Associates, which specializes in mergers and acquisitions. Mr. Wright has structured and arranged transactions involving financial services, manufacturing and healthcare services. He is also a member of the Fortis Group, an international insurance, banking and investment organization, and previously served as a representative of Mony Financial Services and as President of Creative Financial Planners. Mr. Wright graduated from Pennsylvania State University in 1976.

GloTech Industries is a technology-based company, headquartered in Gainesville, Florida, which develops, manufactures, and markets proprietary products, including GlowBike(TM), GlowVest(TM), GlowLogos(TM) and the Wedge(TM), based on patent-pending electroluminescent (EL)

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technology developed at the University of Florida. The Company's products are primarily directed to the vehicle safety and safety apparel markets. Corporate and institutional shareholders include FullCircle Registry, Inc. (OTC Bulletin Board: FLCR - News) and The University of Florida Research Foundation.

This press release contains certain forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Expressions of future goals and similar expressions reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Factors that could cause or contribute to such differences include, but are not limited to market acceptance of products and technologies. The Company's ability to continue to secure sources of financing and other factors as described in the Company's filings with Securities and Exchange Commission. The Company undertakes no obligations to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this press release.